RenaissanceRe Reports Net Income of $41.7 Million for the Fourth Quarter of 2012 or $0.87 Per Diluted Common Share; Quarterly Operating Income of $31.0 Million or $0.65 Per Diluted Common Share
Annual Net Income of $566.0 Million for 2012 or $11.23 Per Diluted Common Share; Annual Operating Income of $402.4 Million or $7.93 Per Diluted Common Share
Pembroke, Bermuda, February 6, 2013 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $41.7 million or $0.87 per diluted common share in the fourth quarter of 2012, compared to $81.8 million or $1.58 per diluted common share in the fourth quarter of 2011. Operating income available to RenaissanceRe common shareholders was $31.0 million or $0.65 per diluted common share for the fourth quarter of 2012, compared to $58.0 million and $1.11, respectively, in the fourth quarter of 2011. The Company reported an annualized return on average common equity of 5.2% and an annualized operating return on average common equity of 3.9% in the fourth quarter of 2012, compared to 10.8% and 7.7%, respectively, in the fourth quarter of 2011. Book value per common share decreased $0.06, or 0.1%, in the fourth quarter of 2012 to $68.14, compared to a 2.4% increase in the the fourth quarter of 2011. Tangible book value per common share plus accumulated dividends increased $0.20, or 0.3%, in the fourth quarter of 2012 to $79.28, compared to a 3.1% increase in the fourth quarter of 2011. During the fourth quarter of 2012, the Company repurchased 2.8 million common shares in open market transactions and a privately negotiated transaction at an aggregate cost of $222.5 million and at an average share price of $80.03.
For the year ended December 31, 2012, the Company reported net income available to RenaissanceRe common shareholders of $566.0 million or $11.23 per diluted common share, compared to a net loss attributable to RenaissanceRe common shareholders of $92.2 million or $1.84 per diluted common share in 2011. Operating income available to RenaissanceRe common shareholders was $402.4 million or $7.93 per diluted common share for 2012, compared to an operating loss attributable to RenaissanceRe common shareholders of $162.4 million or $3.22 per diluted common share in 2011. The Company reported a return on average common equity of 17.7% and an operating return on average common equity of 12.6% in 2012, compared to negative 3.0% and negative 5.3%, respectively, in 2011. Book value per common share increased $8.87, or 15.0%, in 2012 to $68.14, compared to a 5.3% decrease in the 2011. Tangible book value per common share plus accumulated dividends increased $9.91, or 17.0%, in 2012 to $79.28, compared to a 1.8% decrease in 2011. During 2012, the Company repurchased 6.4 million common shares in open market transactions and a privately negotiated transaction at an aggregate cost of $494.4 million and at an average share price of $77.26.
See Comments on Regulation G for a reconciliation of non-GAAP measures.
Neill A. Currie, CEO, commented:  "I am pleased to report $41.7 million of net income in the fourth quarter, despite incurring $127.0 million of net negative impact from Sandy.  For the year, we generated $566.0 million of net income, a 12.6% operating ROE and 17.0% growth in tangible book value per share excluding dividends."
Mr. Currie added:  "Our performance in 2012 reflected the value of our "Three Superiors" - superior customer relationships, superior risk selection and superior capital management.  As we enter our twentieth year of operation, we remain focused on perpetuating these strengths along with the discipline that has served our clients, joint venture partners and shareholders so well over the long-term."
FOURTH QUARTER 2012 HIGHLIGHTS (1)

•
Underwriting income of $4.3 million and a combined ratio of 98.5%, compared to $127.1 million and 36.2%, respectively. These results were primarily driven by storm Sandy which negatively impacted the Company's underwriting results by $127.0 million and added 60.7 percentage points to the combined ratio.

•
Total investment income of $50.3 million, which includes the sum of net investment income, net realized and unrealized gains on investments and net other-than-temporary impairments, compared to $76.8 million. The decrease was driven by lower total returns in the Company's fixed maturity investment portfolio as a result of lower investment yields across most sectors during the quarter compared to the prior year, combined with weaker returns in the Company's portfolio of other investments, principally as a result of lower returns for the Company's private equity investments.

•
Equity in earnings from other ventures of $6.6 million, improved $29.3 million from a loss of $22.7 million, primarily driven by equity in earnings in Top Layer Re of $6.0 million, compared to a loss of $22.6 million, due to the absence of losses during the quarter compared to net losses related to the Tohoku earthquake in the comparative quarter.

•
Net income attributable to redeemable noncontrolling interests of $9.7 million decreased from $25.4 million, primarily impacted by a decrease in profitability of DaVinciRe as a result of storm Sandy and partially offset by a a decrease in the Company's ownership percentage in DaVinciRe from 42.8% at December 31, 2011 to 30.8% at December 31, 2012.

Storm Sandy
The following is supplemental financial data regarding the net financial statement impact on the Company's segment underwriting results and consolidated results for the fourth quarter of 2012 due to storm Sandy:

	Storm Sandy
Quarter ended December 31, 2012	Reinsurance	Lloyd's	Consolidated
(in thousands, except percentages)
Net claims and claim expenses incurred	$(169,477)	$(18,467)	$(187,944)
Reinstatement premiums earned	36,030	1,407	37,437
Ceded reinstatement premiums earned	(385)	—	(385)
Lost profit commissions	1,771	—	1,771
Net negative impact on underwriting result	$(132,061)	$(17,060)	(149,121)
Redeemable noncontrolling interest - DaVinciRe			22,160
Net negative impact (2)			$(126,961)
Percentage point impact on consolidated combined ratio	63.9	55.6	60.7

Underwriting Results by Segment (1)
Reinsurance Segment
Gross premiums written in the Reinsurance segment were $57.7 million, an increase of $38.4 million. Excluding the impact of $36.5 million of reinstatement premiums written during the fourth quarter of 2012, including $36.0 million from storm Sandy, and $5.3 million of reinstatement premiums written in the fourth quarter of 2011 from large losses, gross premiums written increased $7.2 million, reflecting relatively flat market conditions.
Managed catastrophe premiums totaled $27.1 million, an increase of $26.3 million; however, excluding the impact of reinstatement premiums written of $37.9 million during the fourth quarter of 2012 and $5.5 million of net reinstatement premiums written in the fourth quarter of 2011 from large losses, managed catastrophe premiums of negative $10.8 million were down $6.2 million primarily as a result of $9.2 million of net negative premium adjustments during the quarter. The Company's managed catastrophe premiums are prone to significant volatility due to the timing of contract inception and also due to the business being characterized by a relatively small number of relatively large transactions. In addition, gross premiums written in the specialty unit were $34.1 million, an increase of $13.0 million, or 61.5%, due to the inception of several new quota share contracts.
The Reinsurance segment generated underwriting income of $24.4 million and a combined ratio of 90.2%, compared to $135.3 million and 23.2%, respectively, primarily as a result of a $164.6 million increase in net claims and claim expenses principally due to $169.5 million related to storm Sandy, and partially offset by a $71.8 million increase in net premiums earned due to an increase in gross premiums written, as discussed above. Storm Sandy had a net negative impact on the Reinsurance segment's underwriting result of $132.1 million and increased its combined ratio by 63.9 percentage points.

The Reinsurance segment experienced $39.3 million of favorable development on prior year reserves, compared to $32.0 million, including $24.5 million and $14.9 million of favorable development in the catastrophe and specialty units, respectively. Favorable development within the catastrophe unit is primarily due to reductions in estimated ultimate losses on the 2010 Chilean earthquake of $24.6 million and on a number of other catastrophes of $13.9 million, partially offset by adverse development related to the 2010 and 2011 New Zealand earthquakes of $13.9 million. The specialty unit experienced prior accident years favorable development of $14.9 million principally due to better than expected loss emergence on a number of relatively small events.
Lloyd's Segment
Gross premiums written in the Lloyd's segment were $26.2 million, an increase of $2.4 million, or 10.3%, primarily due to continued growth within the segment. The Lloyd's segment incurred an underwriting loss of $14.5 million and a combined ratio of 140.9%, compared to $11.1 million and 149.0%, respectively. Included in net claims and claim expenses of $30.0 million is $18.5 million due to storm Sandy. Storm Sandy had a net negative impact on the Lloyd's segment's underwriting result of $17.1 million and increased its combined ratio by 55.6 percentage points.
Other Items (1)

•
On October 1, 2012, the Company entered into a loss portfolio transfer in respect of its contractor's liability book of business within Glencoe Insurance Ltd., whereby the Company transfered net liabilities of $29.1 million, resulting in a loss of $7.4 million which was recorded as prior accident years net claims and claims expenses in the Company's Other segment in the fourth quarter of 2012.

•
The Company's weather and energy risk management operations generated pre-tax income of $8.6 million, compared to a pre-tax loss of $41.3 million, primarily due to positive trading results driven by winter positions in the United Kingdom combined with the absence of the losses which were experienced during the fourth quarter of 2011 as a result of unusually warm weather experienced in the United Kingdom and certain parts of the United States during late 2011.

•
On November 27, 2012, the Company announced a mandatory partial redemption of 6.0 million of its outstanding Series D Preference Shares at a redemption price of $25.00 per Series D Preference Share. The partial redemption was allocated by random lottery in accordance with the Depository Trust Company's rules and procedures and on December 27, 2012 the Company redeemed the 6.0 million Series D Preference Shares called for redemption for $150.0 million plus accrued and unpaid dividends thereon. Following this transaction, 6.0 million Series D Preference Shares remain outstanding.

•
During the fourth quarter of 2012, the Company repurchased 2.8 million common shares in open market transactions and a privately negotiated transaction at an aggregate cost of $222.5 million and at an average share price of $80.03.

•
Subsequent to December 31, 2012 and through the period ending February 5, 2013, the Company repurchased 1.4 million common shares in open market transactions at an aggregate cost of $111.3 million and at an average share price of $81.29.

FULL YEAR 2012 HIGHLIGHTS (3)

•
Gross premiums written increased $116.6 million, or 8.1% for the year, to $1,551.6 million. Excluding the impact of $20.1 million and $160.3 million of net reinstatement premiums written from large losses in 2012 and 2011, respectively, gross premiums written increased $256.8 million, or 20.1% for the year, due to a combination of improved pricing during the 2012 renewals within the Company's core markets, and continued growth across most lines of business within the Company's specialty unit and Lloyd's segment.

•
Underwriting income of $451.3 million and a combined ratio of 57.8%, compared to an underwriting loss of $177.2 million and a combined ratio of 118.6%, was positively impacted by a decrease in net claims and claim expenses of $536.0 million due to significantly lower insured losses in respect of large events. Included in underwriting income for 2012 was $149.1 million and $26.3 million of underwriting losses related to storm Sandy and hurricane Isaac, respectively, which added a total of 19.0 percentage points to the combined ratio. In 2011 a number of large losses (namely the 2011 New Zealand and Tohoku earthquakes, the large U.S. tornadoes, the Australian floods, losses arising from aggregate contracts, hurricane Irene and the Thailand floods (collectively referred to as the “2011 Large Losses”)) resulted in $725.2 million of underwriting losses and added 85.4 percentage points to the Company's combined ratio. Favorable development on prior accident years was $158.0 million, compared to $132.0 million, as discussed in more detail below.

•
Total investment income of $331.6 million, which includes the sum of net investment income, net realized and unrealized gains on investments and net other-than-temporary impairments, compared to $180.1 million. The increase in investment income was primarily due to higher total returns on the Company's fixed maturity investment portfolio as a result of the significant tightening of credit spreads and declining interest rates combined with higher average invested assets and an increase in net investment income of $38.4 million from the Company's other investments which was principally related to improved returns from the Company's portfolio of senior secured bank loan funds.

•
Other loss deteriorated $22.2 million to a loss of $22.9 million, primarily as a result of the Company's ceded reinsurance contracts accounted for at fair value which incurred a loss of $4.6 million, compared to income of $37.4 million, principally as a result of net recoverables from the Tohoku earthquake which did not reoccur in 2012, and partially offset by lower pre-tax trading losses of $20.8 million, compared to $45.0 million, within the Company's weather and energy risk management operations.

•
Equity in earnings of other ventures of $23.2 million compared to a loss of $36.5 million, primarily due to equity in earnings of Top Layer Re of $20.8 million, compared to a loss of $37.5 million, as a result of the absence of net claims and claim expenses in Top Layer Re during the year, compared to net claims and claim expenses related to the 2011 New Zealand and Tohoku earthquakes.

•
Net income attributable to redeemable noncontrolling interests of $148.0 million, compared to a net loss attributable to redeemable noncontrolling interests of $33.2 million, primarily due to increased profits at DaVinciRe as a result of significantly lower net claims and claim expenses in respect of large events and improved investment results and partially offset by a decrease in the Company's ownership percentage in DaVinciRe from 42.8% at December 31, 2011 to 30.8% at December 31, 2012.

Underwriting Results by Segment (3)
Reinsurance Segment
Gross premiums written in the Reinsurance segment were $1,392.1 million, an increase of $68.9 million, or 5.2%. Excluding the impact of $18.7 million and $159.8 million of net reinstatement premiums written from large losses in 2012 and 2011, respectively, gross premiums written increased $210.0 million, or 18.1%, primarily due to improved market conditions in the Company's core markets during the 2012 renewals. Included in net reinstatement premiums written of $18.7 million in 2012 is $36.0 million related to storm Sandy, and $8.9 million related to hurricane Isaac, partially offset by $16.3 million and $9.9 million of negative reinstatement premiums written related to the 2011 New Zealand earthquake and Tohoku, respectively. Gross premiums written in the specialty unit for 2012 were $209.9 million, an increase of $64.0 million, or 43.9%, compared to 2011, due to the inception of several new quota share contracts.
For 2012, managed catastrophe premiums totaled $1,291.7 million, an increase of $172.8 million, or 15.7%, compared to 2011, excluding the impact of $18.5 million and $160.3 million of net reinstatement premiums written from large losses in 2012 and 2011, respectively. The Company's managed catastrophe premiums are prone to significant volatility due to the timing of contract inception and also due to the business being characterized by a relatively small number of relatively large transactions.
The Reinsurance segment generated underwriting income of $481.0 million and a combined ratio of 49.2%, compared to incurring an underwriting loss of $124.8 million and 114.3%, respectively. The $605.8 million improvement in the underwriting result and 65.1 percentage point decrease in the combined ratio was principally due to a $533.9 million decrease in current accident year losses combined with an increase of $73.3 million in net premiums earned. Hurricane Isaac and storm Sandy negatively impacted the Reinsurance segment's underwriting result by $157.9 million, compared to 2011 which was negatively impacted by $695.5 million related to the 2011 Large Losses.
The Reinsurance segment experienced favorable development on prior years reserves of $144.7 million, including $110.6 million and $34.1 million from the catastrophe and specialty units, respectively. Favorable development within the catastrophe unit is primarily due to reductions in estimated ultimate losses on the 2010 Chilean earthquake of $24.6 million, the 2008 hurricanes of $17.5 million, the June 2007 U.K. floods of $17.3 million, the

2005 hurricanes of $6.4 million, hurricane Irene of $4.6 million, the Tohoku earthquake of $3.9 million, a number of other catastrophes totaling $57.7 million and partially offset by adverse development related to the 2010 and 2011 New Zealand earthquakes of $21.5 million primarily due to an increase in estimated ultimate losses. Favorable development within the specialty unit included $14.4 million associated with actuarial assumption changes, principally in the Company's casualty and medical malpractice lines of business, and primarily as a result of revised initial expected claims ratios and claim development factors due to actual experience coming in better than expected, and $19.7 million related to actual reported loss activity coming in better than expected.
Lloyd's Segment
For 2012, gross premiums written in the Lloyd's segment were $160.0 million, an increase of $48.4 million, or 43.4%, primarily as a result of continued growth across all lines of business within the segment. The Lloyd's segment incurred an underwriting loss of $25.8 million and a combined ratio of 121.0%, compared to $47.6 million and 162.4%, respectively. The Lloyd's segment was negatively impacted by storm Sandy in 2012 which resulted in $17.1 million of underwriting losses and increased the combined ratio by 16.2 percentage points, compared to 2011 which was negatively impacted by the 2011 Large Losses and resulted in $29.7 million of underwriting losses.
Other Items (3)

•
During 2012, the Company repurchased 6.4 million common shares in open market transactions and a privately negotiated transaction at an aggregate cost of $494.4 million and at an average share price of $77.26.

•
During January 2013, DaVinciRe redeemed shares from certain DaVinciRe shareholders, including the Company, while certain other existing DaVinciRe shareholders purchased additional shares in DaVinciRe. The net redemption as a result of these transactions was $150.0 million. The Company's ownership in DaVinciRe was 30.8% at December 31, 2012 and subsequent to the above transactions, its ownership in DaVinciRe increased to 32.9% effective January 1, 2013.

This Press Release includes certain non-GAAP financial measures including “operating income (loss) available (attributable) to RenaissanceRe common shareholders”, “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, "tangible book value per common share" and "tangible book value per common share plus accumulated dividends." A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company's website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company's financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Thursday, February 7, 2013 at 9:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe's website at www.renre.com.
As of December 31, 2012, the Company undertook a review of its reportable segments and concluded that its former Insurance segment no longer warranted separate disclosure as a reportable segment. As such, the results of operations of the former Insurance segment have been included in the Company's Other category, and all prior periods presented herein have been reclassified to conform with the current year presentation.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company's business consists of two reportable segments: (i) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain property catastrophe and specialty joint ventures managed by the Company's ventures unit, and (ii) Lloyd's, which includes reinsurance and insurance business written through Syndicate 1458.
Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company's future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

(1)	All comparisons are with the fourth quarter of 2011 unless specifically stated.

(2)
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest - DaVinci Re. The Company's estimates are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Given the magnitude and recent occurrence of these events, delays in receiving claims data, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries, the unusual complexity of the coverage and legal issues relating to these events and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events. Accordingly, the Company's actual net impact from these events will vary from these preliminary estimates, perhaps materially so. Changes in these estimates will be recorded in the period in which they occur.

(3)	All comparisons are with the full year 2011 unless specifically stated.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Kekst and Company
Director of Investor Relations	Peter Hill or Dawn Dover
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenues
Gross premiums written	$83,745	$42,970	$1,551,591	$1,434,976
Net premiums written	$77,417	$29,193	$1,102,657	$1,012,773
Decrease (increase) in unearned premiums	206,234	169,916	(33,302)	(61,724)
Net premiums earned	283,651	199,109	1,069,355	951,049
Net investment income	40,497	52,331	167,375	118,000
Net foreign exchange gains (losses)	1,272	(400)	5,223	(6,911)
Equity in earnings (losses) of other ventures	6,612	(22,702)	23,238	(36,533)
Other income (loss)	5,781	(43,648)	(22,905)	(685)
Net realized and unrealized gains on fixed maturity investments	10,617	23,920	163,991	70,668
Total other-than-temporary impairments	—	(132)	(395)	(630)
Portion recognized in other-than-temporary impairments	—	29	52	78
Net other-than-temporary impairments	—	(103)	(343)	(552)
Total revenues	348,430	208,507	1,405,934	1,095,036
Expenses
Net claims and claim expenses incurred	186,893	3,551	325,211	861,179
Acquisition expenses	39,385	25,101	113,542	97,376
Operational expenses	53,121	43,368	179,301	169,666
Corporate expenses	3,964	8,607	16,692	18,264
Interest expense	5,772	5,721	23,097	23,368
Total expenses	289,135	86,348	657,843	1,169,853
Income (loss) from continuing operations before taxes	59,295	122,159	748,091	(74,817)
Income tax (expense) benefit	(424)	(2,945)	(1,429)	315
Income (loss) from continuing operations	58,871	119,214	746,662	(74,502)
Income (loss) from discontinued operations	1,121	(3,305)	2,287	(15,890)
Net income (loss)	59,992	115,909	748,949	(90,392)
Net (income) loss attributable to noncontrolling interests	(9,692)	(25,388)	(148,040)	33,157
Net income (loss) available (attributable) to RenaissanceRe	50,300	90,521	600,909	(57,235)
Dividends on preference shares	(8,645)	(8,750)	(34,895)	(35,000)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$41,655	$81,771	$566,014	$(92,235)

Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - basic	$0.86	$1.66	$11.35	$(1.53)
Income (loss) from discontinued operations available (attributable) to RenaissanceRe common shareholders per common share - basic	0.02	(0.07)	0.05	(0.31)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - basic	$0.88	$1.59	$11.40	$(1.84)
Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - diluted	$0.85	$1.64	$11.18	$(1.53)
Income (loss) from discontinued operations available (attributable) to RenaissanceRe common shareholders per common share - diluted	0.02	(0.06)	0.05	(0.31)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$0.87	$1.58	$11.23	$(1.84)

Average shares outstanding - basic	46,442	50,501	48,873	50,747
Average shares outstanding - diluted	47,297	50,860	49,603	50,747

Net claims and claim expense ratio	65.9%	1.8%	30.4%	90.6%
Expense ratio	32.6%	34.4%	27.4%	28.0%
Combined ratio	98.5%	36.2%	57.8%	118.6%
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$0.65	$1.11	$7.93	$(3.22)
Operating return on average common equity - annualized (1)	3.9%	7.7%	12.6%	(5.3)%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	December 31, 2012	December 31, 2011
Assets
Fixed maturity investments trading, at fair value	$4,665,421	$4,291,465
Fixed maturity investments available for sale, at fair value	83,442	142,052
Total fixed maturity investments, at fair value	4,748,863	4,433,517
Short term investments, at fair value	821,163	905,477
Equity investments trading, at fair value	58,186	50,560
Other investments, at fair value	644,711	748,984
Investments in other ventures, under equity method	87,724	70,714
Total investments	6,360,647	6,209,252
Cash and cash equivalents	325,358	216,984
Premiums receivable	491,365	471,878
Prepaid reinsurance premiums	77,082	58,522
Reinsurance recoverable	192,512	404,029
Accrued investment income	33,478	33,523
Deferred acquisition costs	52,622	43,721
Receivable for investments sold	168,673	117,117
Other assets	218,405	180,992
Goodwill and other intangibles	8,486	8,894
Total assets	$7,928,628	$7,744,912
Liabilities, Noncontrolling Interests and Shareholders' Equity
Liabilities
Reserve for claims and claim expenses	$1,879,377	$1,992,354
Unearned premiums	399,517	347,655
Debt	351,775	353,620
Reinsurance balances payable	290,419	256,883
Payable for investments purchased	278,787	303,264
Other liabilities	253,438	211,369
Liabilities of discontinued operations held for sale	—	13,507
Total liabilities	3,453,313	3,478,652
Redeemable noncontrolling interest - DaVinciRe	968,259	657,727
Shareholders' Equity
Preference shares	400,000	550,000
Common shares	45,542	51,543
Accumulated other comprehensive income	13,622	11,760
Retained earnings	3,043,901	2,991,890
Total shareholders' equity attributable to RenaissanceRe	3,503,065	3,605,193
Noncontrolling interest	3,991	3,340
Total shareholders' equity	3,507,056	3,608,533
Total liabilities, noncontrolling interests and shareholders' equity	$7,928,628	$7,744,912

Book value per common share	$68.14	$59.27

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended December 31, 2012
	Reinsurance	Lloyd’s	Other	Eliminations	Total
Gross premiums written	$57,656	$26,151	$—	$(62)	$83,745
Net premiums written	$51,416	$25,702	$299		$77,417
Net premiums earned	$247,950	$35,402	$299		$283,651
Net claims and claim expenses incurred	151,130	29,950	5,813		186,893
Acquisition expenses	32,749	6,635	1		39,385
Operational expenses	39,689	13,285	147		53,121
Underwriting income (loss)	$24,382	$(14,468)	$(5,662)		4,252
Net investment income			40,497		40,497
Net foreign exchange gains			1,272		1,272
Equity in earnings of other ventures			6,612		6,612
Other income			5,781		5,781
Net realized and unrealized gains on investments			10,617		10,617
Corporate expenses			(3,964)		(3,964)
Interest expense			(5,772)		(5,772)
Income from continuing operations before taxes					59,295
Income tax expense			(424)		(424)
Income from discontinued operations			1,121		1,121
Net income attributable to noncontrolling interests			(9,692)		(9,692)
Dividends on preference shares			(8,645)		(8,645)
Net income available to RenaissanceRe common shareholders					$41,655

Net claims and claim expenses incurred – current accident year	$190,473	$32,747	$—		$223,220
Net claims and claim expenses incurred – prior accident years	(39,343)	(2,797)	5,813		(36,327)
Net claims and claim expenses incurred – total	$151,130	$29,950	$5,813		$186,893

Net claims and claim expense ratio – current accident year	76.8%	92.5%	—%		78.7%
Net claims and claim expense ratio – prior accident years	(15.8)%	(7.9)%	1,944.1%		(12.8)%
Net claims and claim expense ratio – calendar year	61.0%	84.6%	1,944.1%		65.9%
Underwriting expense ratio	29.2%	56.3%	49.5%		32.6%
Combined ratio	90.2%	140.9%	1,993.6%		98.5%

	Three months ended December 31, 2011
	Reinsurance	Lloyd’s	Other	Eliminations	Total
Gross premiums written	$19,290	$23,711	$(31)	$—	$42,970
Net premiums written	$7,332	$21,671	$190		$29,193
Net premiums earned	$176,124	$22,682	$303		$199,109
Net claims and claim expenses incurred	(13,484)	19,976	(2,941)		3,551
Acquisition expenses	20,791	4,252	58		25,101
Operational expenses	33,525	9,565	278		43,368
Underwriting income (loss)	$135,292	$(11,111)	$2,908		127,089
Net investment income			52,331		52,331
Net foreign exchange losses			(400)		(400)
Equity in losses of other ventures			(22,702)		(22,702)
Other loss			(43,648)		(43,648)
Net realized and unrealized gains on investments			23,920		23,920
Net other-than-temporary impairments			(103)		(103)
Corporate expenses			(8,607)		(8,607)
Interest expense			(5,721)		(5,721)
Income from continuing operations before taxes					122,159
Income tax expense			(2,945)		(2,945)
Loss from discontinued operations			(3,305)		(3,305)
Net income attributable to noncontrolling interests			(25,388)		(25,388)
Dividends on preference shares			(8,750)		(8,750)
Net income available to RenaissanceRe common shareholders					$81,771

Net claims and claim expenses incurred – current accident year	$18,484	$19,754	$(129)		$38,109
Net claims and claim expenses incurred – prior accident years	(31,968)	222	(2,812)		(34,558)
Net claims and claim expenses incurred – total	$(13,484)	$19,976	$(2,941)		$3,551

Net claims and claim expense ratio – current accident year	10.5%	87.1%	(42.6)%		19.1%
Net claims and claim expense ratio – prior accident years	(18.2)%	1.0%	(928.0)%		(17.3)%
Net claims and claim expense ratio – calendar year	(7.7)%	88.1%	(970.6)%		1.8%
Underwriting expense ratio	30.9%	60.9%	110.9%		34.4%
Combined ratio	23.2%	149.0%	(859.7)%		36.2%
(1) Represents $0.1 million of gross premiums ceded from the Reinsurance segment to the Lloyd's segment for the three months ended December 31, 2012 (2011 - $Nil).

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Twelve months ended December 31, 2012
	Reinsurance	Lloyd’s	Other	Eliminations	Total
Gross premiums written	$1,392,094	$159,987	$—	$(490)	$1,551,591
Net premiums written	$967,587	$135,131	$(61)		$1,102,657
Net premiums earned	$946,423	$122,968	$(36)		$1,069,355
Net claims and claim expenses incurred	242,022	80,242	2,947		325,211
Acquisition expenses	90,491	22,864	187		113,542
Operational expenses	132,935	45,680	686		179,301
Underwriting income (loss)	$480,975	$(25,818)	$(3,856)		451,301
Net investment income			167,375		167,375
Net foreign exchange gains			5,223		5,223
Equity in earnings of other ventures			23,238		23,238
Other loss			(22,905)		(22,905)
Net realized and unrealized gains on investments			163,991		163,991
Net other-than-temporary impairments			(343)		(343)
Corporate expenses			(16,692)		(16,692)
Interest expense			(23,097)		(23,097)
Income from continuing operations before taxes					748,091
Income tax expense			(1,429)		(1,429)
Income from discontinued operations			2,287		2,287
Net income attributable to noncontrolling interests			(148,040)		(148,040)
Dividends on preference shares			(34,895)		(34,895)
Net income available to RenaissanceRe common shareholders					$566,014

Net claims and claim expenses incurred – current accident year	$386,736	$96,444	$—		$483,180
Net claims and claim expenses incurred – prior accident years	(144,714)	(16,202)	2,947		(157,969)
Net claims and claim expenses incurred – total	$242,022	$80,242	$2,947		$325,211

Net claims and claim expense ratio – current accident year	40.9%	78.4%	—%		45.2%
Net claims and claim expense ratio – prior accident years	(15.3)%	(13.1)%	(8,186.1)%		(14.8)%
Net claims and claim expense ratio – calendar year	25.6%	65.3%	(8,186.1)%		30.4%
Underwriting expense ratio	23.6%	55.7%	(2,425.0)%		27.4%
Combined ratio	49.2%	121.0%	(10,611.1)%		57.8%

	Twelve months ended December 31, 2011
	Reinsurance	Lloyd’s	Other	Eliminations	Total
Gross premiums written	$1,323,187	$111,584	$282	$(77)	$1,434,976
Net premiums written	$913,499	$98,617	$657		$1,012,773
Net premiums earned	$873,088	$76,386	$1,575		$951,049
Net claims and claim expenses incurred	783,704	73,259	4,216		861,179
Acquisition expenses	82,978	14,031	367		97,376
Operational expenses	131,251	36,732	1,683		169,666
Underwriting loss	$(124,845)	$(47,636)	$(4,691)		(177,172)
Net investment income			118,000		118,000
Net foreign exchange losses			(6,911)		(6,911)
Equity in losses of other ventures			(36,533)		(36,533)
Other loss			(685)		(685)
Net realized and unrealized gains on investments			70,668		70,668
Net other-than-temporary impairments			(552)		(552)
Corporate expenses			(18,264)		(18,264)
Interest expense			(23,368)		(23,368)
Loss from continuing operations before taxes					(74,817)
Income tax benefit			315		315
Loss from discontinued operations			(15,890)		(15,890)
Net loss attributable to noncontrolling interests			33,157		33,157
Dividends on preference shares			(35,000)		(35,000)
Net loss attributable to RenaissanceRe common shareholders					$(92,235)

Net claims and claim expenses incurred – current accident year	$920,602	$72,781	$(215)		$993,168
Net claims and claim expenses incurred – prior accident years	(136,898)	478	4,431		(131,989)
Net claims and claim expenses incurred – total	$783,704	$73,259	$4,216		$861,179

Net claims and claim expense ratio – current accident year	105.4%	95.3%	(13.7)%		104.4%
Net claims and claim expense ratio – prior accident years	(15.6)%	0.6%	281.4%		(13.8)%
Net claims and claim expense ratio – calendar year	89.8%	95.9%	267.7%		90.6%
Underwriting expense ratio	24.5%	66.5%	130.1%		28.0%
Combined ratio	114.3%	162.4%	397.8%		118.6%
(1) Represents $0.5 million of gross premiums ceded from the Reinsurance segment to the Lloyd's segment for the twelve months ended December 31, 2012 (2011 - $0.1 million).

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Reinsurance Segment
Renaissance catastrophe premiums	$13,743	$(652)	$733,963	$742,236
Renaissance specialty premiums	34,132	21,117	207,387	144,192
Total Renaissance premiums	47,875	20,465	941,350	886,428
DaVinci catastrophe premiums	9,781	(1,193)	448,244	435,060
DaVinci specialty premiums	—	18	2,500	1,699
Total DaVinci premiums	9,781	(1,175)	450,744	436,759
Total catastrophe unit premiums	23,524	(1,845)	1,182,207	1,177,296
Total specialty unit premiums	34,132	21,135	209,887	145,891
Total Reinsurance segment gross premiums written	$57,656	$19,290	$1,392,094	$1,323,187

Lloyd's Segment
Specialty	$24,390	$22,570	$123,099	$83,641
Catastrophe	1,761	1,141	36,888	27,943
Total Lloyd's segment gross premiums written	$26,151	$23,711	$159,987	$111,584

Other
Commercial property	$—	$(31)	$—	$282
Total Other gross premiums written	$—	$(31)	$—	$282

Managed Premiums (1)
Total catastrophe unit gross premiums written	$23,524	$(1,845)	$1,182,207	$1,177,296
Catastrophe premiums written on behalf of the Company's joint venture, Top Layer Re (2)	1,781	1,497	72,648	55,483
Catastrophe premiums written in the Lloyd's segment	1,761	1,141	36,888	27,943
Total managed catastrophe premiums (1)	$27,066	$793	$1,291,743	$1,260,722

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Fixed maturity investments	$28,922	$26,084	$102,476	$89,858
Short term investments	54	357	1,007	1,666
Equity investments trading	554	174	1,086	471
Other investments
Hedge funds and private equity investments	8,192	21,506	36,635	27,541
Other	5,902	6,458	37,784	8,458
Cash and cash equivalents	51	11	194	163
	43,675	54,590	179,182	128,157
Investment expenses	(3,178)	(2,259)	(11,807)	(10,157)
Net investment income	40,497	52,331	167,375	118,000

Gross realized gains	22,152	15,312	97,787	79,358
Gross realized losses	(3,650)	(7,787)	(16,705)	(30,659)
Net realized gains on fixed maturity investments	18,502	7,525	81,082	48,699
Net unrealized (losses) gains on fixed maturity investments trading	(8,454)	11,441	75,283	19,404
Net unrealized gains on equity investments trading	569	4,954	7,626	2,565
Net realized and unrealized gains on investments	10,617	23,920	163,991	70,668
Total other-than-temporary impairments	—	(132)	(395)	(630)
Portion recognized in other comprehensive income, before taxes	—	29	52	78
Net other-than-temporary impairments	—	(103)	(343)	(552)

Change in net unrealized gains on fixed maturity investments available for sale	(784)	697	614	(7,985)

Total investment income	$50,330	$76,845	$331,637	$180,131
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments from continuing and discontinued operations.  The Company's management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income (loss) available (attributable) to RenaissanceRe common shareholders to operating income (loss) available (attributable) to RenaissanceRe common shareholders; 2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Twelve months ended
(in thousands of United States Dollars, except percentages)	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$41,655	$81,771	$566,014	$(92,235)
Adjustment for net realized and unrealized gains on investments of continuing operations	(10,617)	(23,920)	(163,991)	(70,668)
Adjustment for net other-than-temporary impairments of continuing operations	—	103	343	552
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	—	—	(42)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$31,038	$57,954	$402,366	$(162,393)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$0.87	$1.58	$11.23	$(1.84)
Adjustment for net realized and unrealized gains on investments of continuing operations	(0.22)	(0.47)	(3.31)	(1.39)
Adjustment for net other-than-temporary impairments of continuing operations	—	—	0.01	0.01
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	—	—	—
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$0.65	$1.11	$7.93	$(3.22)

Return on average common equity - annualized	5.2%	10.8%	17.7%	(3.0)%
Adjustment for net realized and unrealized gains on investments of continuing operations	(1.3)%	(3.1)%	(5.1)%	(2.3)%
Adjustment for net other-than-temporary impairments of continuing operations	—%	—%	—%	—%
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—%	—%	—%	—%
Operating return on average common equity - annualized	3.9%	7.7%	12.6%	(5.3)%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differs from total catastrophe unit gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company's joint venture Top Layer Re, which is accounted for under the equity method of accounting and the inclusion of catastrophe premiums written on behalf of the Company's Lloyd's segment. The Company's management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures.

The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share; “tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company's management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Book value per common share	$68.14	$68.20	$65.07	$62.68	$59.27
Adjustment for goodwill and other intangibles (1)	(0.86)	(0.85)	(0.83)	(0.84)	(0.82)
Tangible book value per common share	67.28	67.35	64.24	61.84	58.45
Adjustment for accumulated dividends	12.00	11.73	11.46	11.19	10.92
Tangible book value per common share plus accumulated dividends	$79.28	$79.08	$75.70	$73.03	$69.37

Quarter change in book value per common share	(0.1)%	4.8%	3.8%	5.8%	2.4%
Quarter change in tangible book value per common share plus change in accumulated dividends	0.3%	5.3%	4.3%	6.3%	3.1%
Annual change in book value per common share	15.0%				(5.3)%
Annual change in tangible book value per common share plus change in accumulated dividends	17.0%				(1.8)%

(1)
At December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011, goodwill and other intangibles included $30.4 million, $32.2 million, $33.3 million, $34.5 million and $33.5 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.